                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                     TENDER OF UNITS OF BENEFICIAL INTEREST
                                       OF

                              BURLINGTON RESOURCES
                          COAL SEAM GAS ROYALTY TRUST

     As set forth in the "THE TENDER OFFER -- 2. Procedures for Tendering Units" of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing Units of Beneficial Interest (the "Units") of Burlington Resources Coal Seam Gas Royalty Trust, a Delaware business trust (the "Trust"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in "THE TENDER OFFER -- 1. Terms of the Offer" of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram or facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in "THE TENDER OFFER -- 2. Procedures for Tendering Units" of the Offer to Purchase). See "THE TENDER OFFER -- 2. Procedures for Tendering Units" of the Offer to Purchase.

                        The Depositary for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

    By Hand Delivery or           Facsimile Transmission:                 By Mail:
         Overnight:

       88 Pine Street                  (212) 701-7636               Wall Street Station
         19th Floor                    (212) 701-7637                  P.O. Box 1023
     New York, NY 10005                                           New York, NY 10268-1023
                            (For Eligible Institutions Only)
                                   Confirm by Telephone:
                                       (212) 701-7624

                             ---------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR THE UNITS TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

     The undersigned hereby tenders to Devon Acquisition Corporation, a Delaware corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated February 13, 1998, as amended from time to time (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Units shown below pursuant to the guaranteed delivery procedures set forth in "THE TENDER OFFER -- 2. Procedures for Tendering Units" of the Offer to Purchase.

Number of Units                                        Name(s) of Record Holder(s)

-----------------------------------------------------  -----------------------------------------------------

                                                       -----------------------------------------------------
                                                                      (Please Type or Print)

Certificate Nos. For Units (if available)              Address(es) ----------------------------------------

-----------------------------------------------------  -----------------------------------------------------
                                                                       (Including Zip Code)

-----------------------------------------------------  -----------------------------------------------------
                                                                 Area Code and Telephone Number(s)

Complete if Units will be tendered by book-entry:      Sign Here

[ ] The Depository Trust Company                       -----------------------------------------------------

[ ] Philadelphia Depository Trust Company              -----------------------------------------------------
                                                                           Signature(s)

Account Number ----------------------------------

                                                                     Dated ------------ , 1998

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Units tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in "THE TENDER OFFER -- 2. Procedures for Tendering Units" of the Offer to Purchase) of a transfer of such Units, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Units to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

-----------------------------------------------------  -----------------------------------------------------
                   (Name of Firm)                                            (Address)

-----------------------------------------------------  -----------------------------------------------------
          (Area Code and Telephone Number)                            (Authorized Signature)

                                                       -----------------------------------------------------
                                                                              (Name)

Dated: ----------------------------------------, 1998  -----------------------------------------------------
                                                                              (Title)

           NOTE: DO NOT SEND CERTIFICATES FOR UNITS WITH THIS NOTICE. UNIT CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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